Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2018

EVER REGAL GROUP LIMITED

By:	/s/ Lan Huang
Name:	Lan Huang
Title:	Director

FAIRY EAGLE INVESTMENT LIMITED

By:	/s/ Linqing Jia
Name:	Linqing Jia
Title:	Director

ROSY TIME HOLDINGS LIMITED

By:	/s/ Linqing Jia
Name:	Linqing Jia
Title:	Director

/s/ Lan Huang
Lan Huang

/s/ Linqing Jia
Linqing Jia